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                                                                    Exhibit 23.3



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-05997 of C.R. Bard, Inc. on Form S-3 of our report dated August 27, 1996 (relating to the financial statements of Impra, Inc. and subsidiaries as of June 30, 1996 and 1995 and for the years then ended) appearing in the Form 8-K dated September 16, 1996 of C.R. Bard, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Phoenix, Arizona

November 12, 1996

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